Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-267647) on Form S-8 and (No. 333-273103) of Form F-3 of our report dated March 20, 2023, with respect to the consolidated financial statements of Haleon plc.

/s/ KPMG LLP

New York, New York

March 20, 2025